Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-252701 and 333-263513) on Form S-8 of ON24, Inc. of our report dated March 14, 2023, with respect to the consolidated financial statements of ON24, Inc.

/s/ KPMG LLP
San Francisco, California
March 14, 2023